Exhibit 99.2

Filed by: Fulton Financial Corporation

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed under Rule 14a-12 of the

Securities Exchange Act of 1934

Subject Company: Prudential Bancorp, Inc.

SEC File No. 000-55084

FOR IMMEDIATE RELEASE

Fulton Media Contact: Laura Wakeley (717) 291-2616

Fulton Investor Contact: Matt Jozwiak (717) 327-2657

Prudential Contact: Jack E. Rothkopf (215) 755-1500

Fulton Financial Corporation and Prudential Bancorp, Inc.

Announce Merger, Strengthening Fulton’s Presence in Philadelphia

(March 2, 2022) – Lancaster and Philadelphia, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton”) and Prudential Bancorp, Inc. (NASDAQ: PBIP) (“Prudential”) announced today that they have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) under which Prudential will merge with and into Fulton in a stock and cash transaction.

Fulton Financial Corporation, the bank holding company for Fulton Bank, N.A. (www.fultonbank.com), with consolidated assets of approximately $26 billion, provides financial services through 200 financial centers in Pennsylvania, Delaware, Maryland, New Jersey and Virginia. Prudential is the holding company of Prudential Bank (www.psbanker.com), a Pennsylvania-chartered savings bank with assets of approximately $1.1 billion. Prudential conducts business from its headquarters and main office in Philadelphia, as well as seven additional full-service financial centers in Philadelphia, and one each in Drexel Hill, Delaware County and Huntingdon Valley, Montgomery County, Pennsylvania.

Under the terms of the Merger Agreement, Prudential shareholders will receive Fulton common stock based on a fixed exchange ratio of 0.7974 Fulton shares and $3.65 in cash for each Prudential share they own. The implied value of the transaction, based on the 10-day volume weighted average stock price of $18.01 for Fulton’s common stock for the period ending March 1, 2022, is approximately $142.1 million in the aggregate, or $18.01 per Prudential common share. The transaction is expected to qualify as a tax-free exchange with respect to the stock consideration received by Prudential shareholders. In aggregate, approximately eighty percent (80%) of the transaction consideration to Prudential common shareholders will consist of Fulton common stock, with the remaining twenty percent (20%) payable in cash.

The merger transaction has been unanimously approved by the boards of directors of each company, and the announcement of the transaction was made today by E. Philip Wenger, Fulton’s Chairman, President and Chief Executive Officer, and Dennis Pollack, Prudential’s President and Chief Executive Officer. The merger is expected to close in the third quarter of 2022, after satisfaction of closing conditions described in the Agreement, including the receipt of customary regulatory approvals and the approval by Prudential’s shareholders. Following the closing, Prudential’s bank subsidiary, Prudential Bank, will be merged into Fulton’s bank subsidiary, Fulton Bank, N.A.

As part of this acquisition, Fulton Financial Corporation will make a $2 million contribution to the Fulton Forward® Foundation, designated to be used to provide impact gifts in support of nonprofit community organizations in Philadelphia that are focused on advancing economic empowerment, particularly in underserved communities.

“I have shared with investors Fulton’s desire to be more active in mergers and acquisitions of companies that are a good fit for us – strategically, culturally and geographically,” said Wenger. “We look forward to working with the Prudential team to bring our mutual community-oriented style of banking, our comprehensive range of products and services, and our talented teams together to help even more customers and communities in Philadelphia achieve financial success. As we do this, we are pleased to increase our financial support, through the Fulton Forward® Foundation, of community organizations that are focused on enhancing diversity, equity and inclusion, building vibrant communities, fostering affordable housing, driving economic development and increasing financial literacy in and around Philadelphia.”

Pollack added “We are very pleased to join with a partner like Fulton that shares our commitment to community banking. We both have a history of placing the customer first and working to improve the lives of persons in the communities we serve. Prudential is excited to be able to offer our customers and communities a broader array of products and services.”

Additional information about the merger transaction and the Merger Agreement are available in a Current Report on Form 8-K that is being filed by Fulton with the U.S. Securities and Exchange Commission (the “SEC”) simultaneously with the issuance of this communication.

Fulton will host a conference call and audio webcast at 11:00 a.m. ET on March 2, 2022 to review the proposed transaction. Fulton Chairman and Chief Executive Officer Phil Wenger, President and Chief Operating Officer Curt Myers, and Chief Financial Officer Mark McCollom will host the call.

The link to the webcast of this call can be found at http://investor.fultonbank.com. The webcast will be archived on the company’s website following the call. Participants can also dial in to listen to an audio-only version of the call at (844) 264-2102, Conference ID: 7831369.

Stephens Inc. served as financial advisor to Fulton, and Barley Snyder LLP served as legal counsel to Fulton. Keefe, Bruyette & Woods, Inc. served as financial advisor to Prudential, and Silver, Freedman, Taff & Tiernan LLP served as legal counsel to Prudential.

Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Fulton and Prudential with respect to the merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on Fulton’s future financial performance (including anticipated accretion to earnings per share and other metrics), and the timing of the closing of the transaction.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the businesses of Fulton and Prudential, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Fulton’s and Prudential’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. Fulton and Prudential undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements contained in this communication are subject to, among others, the following risks, uncertainties and assumptions:

•

The possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or challenges arising from, the integration of Prudential into Fulton or as a result of the strength of the economy, competitive factors in the areas where Fulton and Prudential do business, or as a result of other unexpected factors or events;

•

The timing and completion of the merger transaction is dependent on the satisfaction of customary closing conditions, including approval by Prudential shareholders, which cannot be assured, the satisfaction of certain other conditions that are specific to this transaction (see disclosure in the Form 8-K filed by Fulton with the SEC on the date hereof) and various factors that cannot be predicted with precision at this point;

•	The occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;

•

Completion of the merger is subject to bank regulatory approvals and such approvals may not be obtained in a timely manner or at all, or may be subject to conditions that may cause additional significant expense or delay the consummation of the merger;

•	Potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger;

•	The outcome of any legal proceedings related to the merger which may be instituted against Fulton or Prudential;

•

Unanticipated challenges or delays in the integration of Prudential’s business into Fulton’s business and or the conversion of Prudential’s operating systems and customer data onto Fulton’s may significantly increase the expense associated with the merger; and

•	Other factors that may affect future results of Fulton and Prudential.

These forward-looking statements are also subject to the principal risks and uncertainties applicable to Fulton’s and Prudential’s respective businesses and activities generally that are disclosed in Fulton’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021 and in other documents Fulton files with the SEC, and in Prudential’s Annual Report on Form 10-K, as amended, for its fiscal year ended September 30, 2021 and in other documents Prudential files with the SEC. Fulton’s and Prudential’s SEC filings are accessible on the SEC website at www.sec.gov.

Additional Information About the Proposed Merger and Where to Find It

Fulton will file a registration statement with the SEC under the Securities Act of 1933, as amended, which will include a proxy statement/prospectus and other relevant documents in connection with the proposed merger. Prudential shareholders are urged to read the proxy statement/prospectus carefully when it becomes available, including any amendments or supplements to it. These documents will contain important information about the proposed merger.

The proxy statement/prospectus (when it becomes available) and any other documents Fulton and Prudential have filed and will file with the SEC may be obtained free of charge at the SEC’s website (www.sec.gov). In addition, copies of the documents Fulton has filed or will file with the SEC may be obtained free of charge by contacting Matt Jozwiak, Fulton Financial Corporation, One Penn Square, Lancaster, PA 17602; and copies of the documents Prudential has filed or will file with the SEC may be obtained free of charge by contacting Jack E. Rothkopf, Prudential Bancorp, Inc., 1834 West Oregon Avenue, Philadelphia, PA 19145.

Participants in the Solicitation

The directors, executive officers, and certain other members of management and employees of Fulton and Prudential are participants in the solicitation of proxies in favor of the proposed Merger from the shareholders of Prudential. Information regarding the directors and executive officers of Fulton and Prudential, and the interests of such participants, will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

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